UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 23, 2007

VENOCO, INC.

(Exact name of registrant as specified in its charter)

Delaware	333-123711	77-0323555
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification Number)

370 17th Street, Suite 3900
Denver, Colorado	80202-1370
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (303) 626-8300

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On May 23, 2007, Venoco, Inc. entered into an amendment to its registration rights agreement with the Marquez Trust, the company’s principal stockholder. The Marquez Trust is a family trust the trustees of which are Timothy Marquez, the company’s chairman and chief executive officer, and his wife. Pursuant to the amendment, the company agreed to include shares of common stock held by The Marquez Foundation, a private charitable foundation the directors of which are Mr. and Mrs. Marquez, in its registration statement on Form S-3 filed on May 24, 2007. The trust has agreed that the aggregate number of shares to be included by it and the foundation in the registration statement may not exceed 2,500,000.

The foregoing summary does not purport to be a complete description of the amendment and is qualified in its entirety by reference to the amendment, a copy of which is attached hereto as Exhibit 10.1, and is incorporated herein by reference.

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS

(d)           Exhibits

Exhibit No.	Description

10.1	Amendment to Registration Rights Agreement and Joinder, dated as of May 23, 2007, by and among Venoco, Inc., The Marquez Trust and The Marquez Foundation.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  May 25, 2007

VENOCO, INC.

By:	/s/ Timothy M. Marquez
Name: Timothy M. Marquez
Title: Chief Executive Officer